Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-150066, 333-167914, 333-174828, 333-195929, 333-195930, and 333-196369 on Form S-8, of our report dated March 9, 2015, relating to the consolidated financial statements of InfuSystem Holdings, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of InfuSystem Holdings, Inc. for the year ended December 31, 2014.

/S/ BDO USA, LLP

Troy, Michigan

March 9, 2015